ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.

                                                                 EXHIBIT 10.6(b)

                             BUYING AGENCY AGREEMENT

      BUYING AGENT: Eddie Bauer International (Americas), Inc., a Delaware corporation and subsidiary of OTTO International GmbH

            ADDRESS:    6100 Blue Lagoon Drive, Suite 310
                        Miami, Florida 33126
                        U.S.A.

      COMMISSION RATE: [***]%

      TERRITORY: The continents of North America and South America, including subparts thereof, such as Central America and the Caribbean region.

      TERM: From: June 29th, 2005 ("Effective Date") until terminated

      This Buying Agency Agreement ("Agreement"), is made as of the Effective Date listed above, by and between Eddie Bauer Inc., 15010 NE 36th Street, Redmond, WA 98052, U.S.A. ("Eddie Bauer"), and Buying Agent

      WHEREAS, Eddie Bauer imports Product (defined below) into the United States or Canada as specified by Eddie Bauer ("Country of Import") for resale in the United States and/or Canada and desires to engage the services of Buying Agent to assist Eddie Bauer in the export of Product from the Territory (defined below) and the shipment of Product to the Country of Import;

NOW, THEREFORE, it is agreed as follows:

1. Certain Definitions. Throughout this document, definitions (typically capitalized words and phrases) are utilized. In addition to the definitions provided within this Agreement, the following definitions (and related provisions) are also used in this document.

      1.1 "Affiliate" shall mean a person or entity controlling, controlled by, or under common control with the subject person or entity, as well as any person or entity that has any material, economic or financial relationship or association with the subject entity.

      1.2 "Authorized Officer" shall mean Eddie Bauer's Vice President - Global Sourcing and Supply Chain Operations (or such successor position, if any, hereafter specified by Eddie Bauer in writing).

      1.3 "Buying Agent" shall include its agents, employees, directors, owners, and any Subagent approved by Eddie Bauer in compliance with this Agreement.

      1.4 "Law" shall mean any statute, code, court decision, court order, regulation, or other governmental directive or order.

      1.5 "Product" shall mean any product, goods, services, merchandise or any other item (a) that Eddie Bauer purchases from Seller, including a Seller of Product the sale for which is suspended or terminated,
            (b) about which Eddie Bauer negotiates (including negotiations through Buying Agent) for the purchase thereof, or (c) about which Eddie Bauer shall become interested in commencing negotiations concerning the purchase thereof.

      1.6 "Seller" shall mean any person or entity from which Eddie Bauer purchases Product and, unless otherwise approved in writing by Eddie Bauer, Seller shall also be the manufacturer of the Product. In addition, the term "Seller" shall include any person or entity with whom Eddie Bauer negotiates (including negotiations by Buying Agent on Eddie Bauer's behalf), has negotiated, or is interested in negotiating concerning the purchase of any Product. Seller shall also include any person or entity with whom Eddie Bauer has contracted concerning the purchase of Product and such contract has been suspended or terminated.

      1.7 Whenever this Agreement references a manufacturer of Product other than the Seller ("Submanufacturer"), the parties acknowledge and agree that a Submanufacturer shall not be allowed unless approval of the Submanufacturer is provided by Eddie Bauer in writing. Any obligation or responsibility of Buying Agent with respect to Seller, including the obligations to inform, obtain appropriate documentation from, inspect, and otherwise obtain compliance with the provisions of the Purchase Documents, shall apply to a Submanufacturer. A Submanufacturer shall perform all of the obligations of and make all of the representations, warranties and certifications that are required of a Seller under the Purchase Documents, but the foregoing shall not limit or decrease the obligations of the actual Seller in such transaction.

      1.8 "Territory" shall mean the Territory listed above and such other Territory(ies), if any, as Eddie Bauer's Authorized Officer shall hereafter approve in writing.

      1.9 Except to the extent when such meaning is not reasonably plausible, the reference of a word, including Product or Seller, in the singular form shall include the plural. The phrase "such as" shall be construed to mean "by way of illustration only and without limitation." The word "including" shall be deemed to mean "including, but not limited to."

2. Buying Agent Retained - General Obligations. During the term of this Agreement, Buying Agent agrees to act solely in the capacity of a non-exclusive buying agent for the benefit of and on behalf of Eddie Bauer in the Territory pursuant to the terms and provisions of this Agreement. In its capacity as Eddie Bauer's buying agent, the Buying Agent shall represent Eddie Bauer with respect to its purchase from Sellers of Product made in the Territory by Sellers and to provide assistance necessary to ensure the proper export of Product from the Territory and the shipment of Product to the Country of Import. With respect to any Product not manufactured in the Territory, Buying Agent shall not act as Eddie Bauer's buying agent and shall not expressly or impliedly represent itself (by communication or any other conduct) to be Eddie Bauer's buying agent. Buying Agent agrees to provide personnel, facilities, resources, and all other items necessary or appropriate to enable Buying Agent to efficiently and effectively perform its obligations under this Agreement.

3. Specific Covenants. In addition to and without limiting Buying Agent's other obligations under this Agreement, including Buying Agent's general obligations stated in Section 1 and its obligations under applicable law, Buying Agent shall perform the following specific covenants:

      3.1 Purchase Documents. Buying Agent shall obtain from Eddie Bauer and become familiar with all documents that evidence or relate to Eddie Bauer's purchase of Product from Seller as such documents are modified by Eddie Bauer from time to time, including all terms and conditions of each purchase order, Eddie Bauer's Vendor Compliance Manual (Buying Agent hereby acknowledges receipt of a copy of such Vendor Compliance Manual or internet access thereto) and any other documentation provided by Eddie Bauer related to any purchase of Product, including Eddie Bauer's other policies, procedures and requirements, such as quality assurance requirements and product specifications (collectively "Purchase Documents"). Buying Agent acknowledges that it is not practical for Eddie Bauer to provide notice to each buying agent, including Buying Agent, and each Seller whenever any Purchase Document is modified. Consequently, Buying Agent agrees that it bears the

                                        1
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ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS
BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.

            responsibility for monitoring all such Purchase Documents so as to be constantly apprised of the then-current version thereof, including all changes thereto, and informing Seller of all such changes.

      3.2 Translation. If and to the extent required under applicable law or otherwise necessary or prudent in order to conduct business with Seller on an efficient and effective basis in the Territory, Buying Agent shall be responsible for the accurate translation of all such Purchase Documents from English into the local language of the Territory to assist Seller in dealing with Eddie Bauer; provided that Buying Agent shall clearly explain to Seller in writing when any such translated documents are employed for any purpose (and shall otherwise never waive or modify) Eddie Bauer's requirement that the English version of all Purchase Documents shall always control.

      3.3 Requirements Prior to Purchase. Prior to agreement upon the purchase of Product with any Seller, Buying Agent shall use commercially reasonable efforts to ensure Seller has fully complied with Eddie Bauer's vendor set up process (as it shall from time to time be modified), including providing to Eddie Bauer all documentation required in connection therewith.

      3.4 Retention of Documents. Whenever under this Agreement Buying Agent is required to provide any document (or information) to Eddie Bauer, upon receipt of Eddie Bauer's written direction to Buying Agent, Buying Agent shall, in lieu of transmitting such documents (or information) to Eddie Bauer, retain such documents (or information) on behalf of Eddie Bauer for such period as Eddie Bauer shall direct (but in no event less than six years) and, upon request from Eddie Bauer, provide such documents (or information) to Eddie Bauer.

      3.5 Transmittal of Documentation. Prior to agreement upon the purchase of Product pursuant to the Purchase Documents, Buying Agent shall use commercially reasonable efforts to supply to Eddie Bauer such information and items, including samples, as shall be necessary and prudent in order to fully inform Eddie Bauer concerning the propriety of purchase of the Product from Seller. When Eddie Bauer has elected to offer to purchase Product from Seller upon certain terms and conditions reduced to writing in the Purchase Documents, Buying Agent shall, upon receipt of such Purchase Documents (a) review such Purchase Documents and verify the accuracy thereof, including the country of origin, the FOB location, payment terms, and applicable dates, numbers, addresses and other information, and
            (b) expeditiously transmit all Purchase Documents to Seller.

      3.6 Seller's Agreement. Buying Agent shall, in a time frame that is commercially reasonable and consistent with Eddie Bauer's procedures and policies, obtain the written agreement (in the manner prescribed by Eddie Bauer's Purchase Documents) of Seller to all required Purchase Documents and shall promptly transmit that written agreement by Seller to Eddie Bauer.

      3.7 Additional Communication with Seller. Buying Agent shall communicate to Seller in a timely and accurate way (a) all production requirements, including specifications, (b) all applicable labeling, packaging, billing, and shipping requirements, and (c) other pertinent information, including delivery dates and other material dates.

      3.8 Pre-Production Inspection. Prior to the commencement of production of any Product (or any part thereof), Buying Agent shall inspect and, to the extent otherwise required under the Purchase Documents, test fabric or any other components of the Product, and inspect, and to the extent otherwise required under the Purchase Documents, test a fully completed sample of the Product.

      3.9 Inspection During Production. After production of the Product commences, but prior to completion of all of the Product, Buying Agent shall, if requested by Eddie Bauer, inspect, and to the extent otherwise required under the Purchase Documents, test sample Product during the process of production.

      3.10 Certain Inspection Reports. Upon completion of any testing or inspection required by the Purchase Documents, Buying Agent shall promptly complete and transmit to Eddie Bauer a complete and accurate inspection report in a form acceptable to or pre-approved by Eddie Bauer.

      3.11 Final Inspection. Buying Agent shall use commercially reasonable efforts to ensure that Seller shall provide prompt notice to Buying Agent when ordered Products are ready for shipment, and, upon receipt of such notice, Buying Agent shall perform final inspection in compliance with inspection procedures acceptable to or pre-approved by Eddie Bauer, including preparation of a Certificate of Inspection in a form acceptable to or pre-approved by Eddie Bauer. A copy of such Certificate of Inspection shall be provided to Seller and retained by Buying Agent.

      3.12 Seller's Invoice. Before a Seller's invoice is submitted to Eddie Bauer for payment, Buying Agent shall (a) obtain from Seller an accurate, English-language invoice(s) in U.S. Dollars for the Product, (b) verify unit prices and the quantities of the Product that are actually invoiced and shipped, (c) ensure that any applicable discount (such as any volume discount), claim, offset or other deduction from or reduction of the purchase price (collectively "Reduction") has been properly calculated and implemented on the applicable invoice(s), (d) sign each invoice to indicate that all notations and information thereon is accurate (or otherwise provide clear and unambiguous documentary verification of such accuracy, such as placement of Buying Agent's chop thereon),
            (e) verify that all shipping documents comply with the Purchase Documents, including compliance with the Customs laws of the Country of Import and other applicable law (such as a description of each item of Product sufficient to satisfy the Customs laws of the Country of Import).

      3.13 Consolidation. Upon Eddie Bauer's request, Buying Agent shall assist (e.g., communicate with a forwarder per instruction from Eddie Bauer) in the consolidation of shipments, including shipments from one or more Seller, to reduce Eddie Bauer's shipping costs.

      3.14 Export and Import Documentation. Buying Agent shall use commercially reasonable efforts to ensure the preparation and acquisition of all documentation in accurate, complete and legally compliant form that is necessary or prudent to export Product from the Territory and import Product to the Country of Import, including any quota documentation and any documentation related to applicable trade agreements.

      3.15 Document Coordination. Buying Agent shall coordinate and provide assistance to ensure proper preparation and delivery of all documents related to the Product in the manner and with number of copies required by Eddie Bauer. All such documents shall be prepared in English.

      3.16 Legal Compliance. Buying Agent shall to maintain a thorough knowledge of and use commercially reasonable efforts to ensure that the Product, as well as all conduct related thereto, complies with applicable law, including laws applicable to the export from the Territory and import into the Country of Import.

      3.17 Buying Agent's Invoice. Buying Agent shall prepare a separate, English-language invoice for the amount of the commission (expressed only in U.S. Dollars) to which Buying Agent is entitled under this Agreement. The Buying Agent's invoice shall include (and shall not be deemed effective or complete unless it includes) a copy of the Seller's invoice identifying Eddie Bauer as the purchaser, and, as requested by Eddie Bauer, either Forwarders Cargo Receipt ("FCR"), House Air Way Bill ("HAWB"), House Bill of Lading ("HBL") or Original Bill of Lading ("OBL") corresponding to each shipment billed ("Specified Documents"), a list and documentary evidence of all shipments made, and the invoiced price(s) upon which the commission is based. If Eddie Bauer shall hereafter agree in writing to accept an invoice from Seller stated in a currency other than U.S. Dollars, such invoice amount shall be converted by the Buying Agent into U.S. Dollars based upon the average daily

                                       2
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ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS
BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.

            exchange rate (as listed in The Wall Street Journal, or, if The Wall Street Journal shall fail to provide such rate, as listed in another publication or source reasonably specified by Eddie Bauer) for the month in which shipment of the Product occurs, and the commission payable to the Buying Agent shall be based on that converted U.S. Dollar amount. Buying Agent's invoice may not include any extra cost or fee other than the agreed-upon commission. In the event that a Reduction is applicable to a Seller's invoice, but such Reduction is not included on the invoice or is disputed by Seller, Eddie Bauer may, without limitation on its other rights and remedies under this Agreement or applicable law against Seller or Buying Agent, reduce the commission payable to Buying Agent to recover some or all of the amount of such Reduction directly from Buying Agent.

      3.18 Shipment Coordination. Upon export of such Product from the Territory, Buying Agent shall use commercially reasonable efforts to supervise and provide assistance to ensure that all required documentation (such as Seller's invoice and packing list, the Certificate of Inspection, such other documents as are requested by Eddie Bauer, including such documents as are appropriate depending on the mode of shipment, or, such other documents as are required by applicable law to export the Product from the Territory (or other country approved by Eddie Bauer in writing) and import the Product into the Country of Import) are tendered to the appropriate person or entity (depending on the method of shipment), including any person or entity specified by Eddie Bauer. All such documents shall be tendered within a timeframe that is the shorter of (a) any timeframe specified by Eddie Bauer, (b) any timeframe required under applicable law, including Custom Laws, and (c) any timeframe necessary in order to comply with various custom Programs, including the Customs Trade Partnership Against Terrorism of the United States Customs and Border Protection ("C-TPAT") and the Partnership In Protection ("PIP") of the Canadian Customs and Revenue Agency, and the so-called "24-hour rule."

      3.19 Factory Inspections. Buying Agent shall, from time to time as required by the Purchase Documents or as otherwise requested by Eddie Bauer, visit the manufacturing and other facilities of Seller as may be necessary or appropriate to complete any inspections permitted or required by the Purchase Documents or this Agreement, including supervision and confirmation of corrections identified in any inspection or otherwise requested by Eddie Bauer.

      3.20 Meeting Assistance. Buying Agent shall use commercially reasonable efforts to facilitate, assist, advise, and act as translator at any meetings between Eddie Bauer and a Seller or at any other meetings with any other person or entity related to the Product.

      3.21 Negotiations Concerning Claims. In the event that there shall exist a Reduction by Eddie Bauer against the Seller pursuant to the Purchase Documents or applicable law, including any Reduction arising from damage to Product, Product replacement, retrofit of Product, Product recall or late shipment of Product, Buying Agent shall use its best efforts to protect the interests of Eddie Bauer and assist Eddie Bauer in resolving such matters to Eddie Bauer's satisfaction in a cost-effective and expeditious way and, in all events, in compliance with the Purchase Documents and directions received by Eddie Bauer. Without limiting any of Eddie Bauer's rights or remedies against Seller or Buying Agent under this Agreement or applicable law, if Buying Agent shall fail to fulfill its obligations under this subparagraph, Eddie Bauer may, without limiting Eddie Bauer's claim or Reduction against Seller, retain Buying Agent's commission as liquidated damages to compensate Eddie Bauer for damages, including administrative and other costs, incurred in connection with such breach. Eddie Bauer and Buying Agent agree that such liquidated damages are a reasonable approximation of such costs.

      3.22 Warehousing. Buying Agent shall arrange, upon request of Eddie Bauer (at Eddie Bauer's expense or the Seller's expense, as directed by Eddie Bauer), warehousing of Product (on terms and conditions approved in advance by Eddie Bauer).

      3.23 Periodic Reports. Buying Agent shall prepare and deliver to Eddie Bauer written reports on a regular basis (no less than two times a year and, in addition, at such other times as are appropriate and/or requested by Eddie Bauer) describing (a) market and other conditions in the Territory, (b) information related to Product produced in the Territory that may be of interest to Eddie Bauer, including alternate sources of Product, and (c) other relevant information, including information about Seller (such as, whenever known, the financial or other business condition of Seller), and any actual or potential inability of Seller to perform its obligations under the Purchase Documents. At least annually and upon request by Eddie Bauer, Buying Agent and Eddie Bauer shall meet to evaluate implementation of this Agreement, including Eddie Bauer's satisfaction therewith. Such meeting shall, at Eddie Bauer's election, include an evaluation of the financial and other capability of the Buying Agent to perform its obligations under this Agreement.

      3.24 Trade Fairs. From time to time as reasonably requested by Eddie Bauer, Buying Agent shall attend trade fairs on behalf of Eddie Bauer and procure and forward to Eddie Bauer samples or offers to sell Product from such trade fairs.

      3.25 Buying Trips. Buying Agent shall assist and accompany Eddie Bauer in preparation of buying trips for Eddie Bauer's personnel visiting the Territory and render all necessary or requested assistance in connection with such trips.

      3.26 Assisting Eddie Bauer. Buying Agent shall perform such other reasonable services requested by Eddie Bauer from Buying Agent as are reasonably necessary to assist Eddie Bauer in its purchase from Seller. Without limiting the foregoing, Buying Agent shall provide assistance necessary to ensure full and continuing compliance with the Purchase Documents, including (a) compliance with security and related measures (such as those related to the C-TPAT and the PIP), and Eddie Bauer's other policies and procedures, and (b) resolution of any export or import disputes, problems, or delays, including those related to merchandise embargoed, excluded, or otherwise denied entry, including any material delay of entry.

Unless otherwise specifically agreed in writing by Eddie Bauer in advance, Buying Agent's commission payable pursuant to this Agreement constitutes full payment for performance of all of Buying Agent's obligations under this Agreement.

4. Negative Covenants.

Buying Agent and its Affiliates shall NOT:

      4.1 fill orders for Eddie Bauer out of any stocks or inventory owned directly or indirectly by Buying Agent or its Affiliate;

      4.2 share any commission or income in any manner directly or indirectly with any Seller or an Affiliate thereof;

      4.3 obtain a direct or indirect ownership interest in, or any control of, or any financial interest in, any Seller or an Affiliate thereof;

      4.4 receive directly or indirectly any payment, rebate, gift or other form of remuneration or other item from any Seller or any Affiliate thereof;

      4.5   guarantee the costs of or furnish any raw materials to any Seller;

      4.6 without the express written permission of Eddie Bauer, provide any release or waiver to Seller, agree to any modification of any term or condition of the Purchase Documents, or cause Eddie Bauer to incur any obligations beyond those to which Eddie Bauer has expressly agreed in the Purchase Documents;

                                       3
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ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS
BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.

      4.7 prepay or pay on behalf of the Seller, any charges related to samples, including sample export charges or freight costs;

      4.8 conduct business under any trade name owned, used by or licensed to Eddie Bauer, including the trade name "Eddie Bauer" except as provided, if at all, in any separate written license agreement between Eddie Bauer and Buying Agent (the parties hereto acknowledge that this subparagraph shall not modify such license in any way); provided that the foregoing restriction shall not prohibit Buying Agent from accurately explaining to Sellers its role and obligations pursuant to this Agreement;

      4.9 assist in any manner the manufacture, sale, shipping, or other use of any items, including Product, to any person or entity other than to Eddie Bauer, if (i) such item is manufactured based upon design or other specifications of Eddie Bauer or its licensor(s), (ii) such item includes, is based on, or otherwise reflects or incorporates any trade name, trademark, copyright or other items of any kind in which Eddie Bauer claims any ownership interests or protection, including any intellectual property right, or (iii) where the manufacture, shipping or other use of such items violate or infringe any patent, trademark, copyright or other intellectual property right of Eddie Bauer or its licensors;

      4.10 share, disclose, sell or lend to any person or entity (other than Eddie Bauer and Buying Agent) or otherwise use any information related to Eddie Bauer, except as expressly permitted pursuant to this Agreement or the Purchase Documents including, but not limited to, the price of Product, other economic terms related to actual or proposed purchase of Product, merchandising or other plans related to the Product, retail pricing of Product, distribution or other use of Product, the volume of Product purchased by Eddie Bauer, commission(s) paid to Buying Agent, any production requirements, including specifications, proposed style(s) of Product, ship date(s), and any other information related to any Product or any transaction(s) related thereto (even if such information would not cause any competitive disadvantage to Eddie Bauer);

      4.11 participate in (or to fail to inform Eddie Bauer of) any operation or activity related to or involving the transshipment of Products, or knowingly allow any Seller of Product to transship or participate in any operation or activity related to or involving the transshipment of Product;

      4.12 participate in, or fail to provide prompt notice to Eddie Bauer of any actual or suspected conduct by a Seller related to, any fraudulent, unlawful or unethical conduct;

      4.13  act as a Seller's agent with respect to any Product; or

      4.14 engage in conduct prohibited by or inconsistent with the Purchase Documents.

5. Standards of Performance by Buying Agent. Buying Agent shall, in a fiduciary capacity on behalf of Eddie Bauer, perform its obligations under this Agreement, including its obligations to negotiate on behalf of Eddie Bauer in such a manner as Eddie Bauer directs and to arrange for the purchase of Product by Eddie Bauer pursuant to and in strict conformity with this Agreement, the Purchase Documents and other terms and conditions specified by Eddie Bauer. Without limiting the foregoing, Buying Agent shall use its best efforts on behalf of Eddie Bauer to perform all of its obligations under this Agreement, including negotiating terms and conditions for purchase of Products that complies with Eddie Bauer's standard Purchase Documents and such other requirements or standards as Eddie Bauer shall hereafter communicate to Buying Agent.

6. Payment to Buying Agent. Subject to the other terms and provisions of this Agreement, Eddie Bauer shall pay a commission to the Buying Agent with respect to each purchase contract. At Eddie Bauer's election, it may treat reasonably contemporaneous purchase contracts from the same Seller (or its Affiliates) as one purchase contract for purposes of this Section. Payment of the commission to Buying Agent shall occur within thirty (30) days of Eddie Bauer's receipt of Buying Agent's invoice prepared in compliance with the Agreement so long as the following conditions are satisfied: (a) all Product that is the subject of the purchase contract ("Subject Product") has been shipped, (b) Eddie Bauer has received of all documents required under this Agreement with respect to the Subject Product, and (c) Seller has been paid for the Subject Product. Buying Agent's commission for each purchase contract shall equal Commission Rate multiplied by the Net Vendor Cost of the Subject Product. Net Vendor Cost shall mean the Vendor Cost listed on the applicable purchase order minus Eddie Bauer's volume discount policy. Buying Agent hereby acknowledges receipt of Eddie Bauer's volume discount policy (or internet access thereto) and shall be responsible for monitoring all changes thereto as are made by Eddie Bauer from time to time without any obligation by Eddie Bauer to provide notice of such changes to Buying Agent.

7. Indemnity By Buying Agent. Buying Agent shall defend, indemnify and hold Eddie Bauer harmless for all fines, claims, suits, damage, penalties, damages, interest, losses, settlements, expenses, cost, and other amounts, including reasonable attorney's fees, expert fees and other court or other dispute resolution costs, related to or arising out of actual or alleged (a) failure of Buying Agent to fully and timely perform all obligations under this Agreement,
(b) conduct that is not fully compliant with applicable law, (c) any negligent conduct, intentional misconduct or error (regardless of negligence or intent) of Buying Agent, including misconduct involving or related to transshipping, quota evasion, incorrect assessment or verification of component materials, any error or misstatement in any Certificate of Inspection or any other report or information provided by Buying Agent. No representation, remedy, warranty, or covenant, including any indemnity, contained in this Agreement or the performance thereof shall limit the scope of any other representation, warranty, covenant or remedy contained herein or implied by applicable law.

8. Code of Conduct. Without limiting any other provision of this Agreement, Buying Agent hereby acknowledges receipt of the Eddie Bauer's Factory Workplace Code of Conduct. Without limiting Buying Agent's other obligations under this Agreement, Buying Agent shall ensure that each Seller has received copies of written (including faxed or electronic versions of or internet access to) all Purchase Documents, including the Vendor Compliance Manual (such as the Factory Workplace Code of Conduct contained therein). Without limiting Buying Agent's obligations under the above Section entitled Specific Covenants, (a) Buying Agent shall, prior to arranging for Eddie Bauer to enter into any contract of purchase of any Product from any Seller, inspect the facilities of Seller to verify strict compliance with the Factory Workplace Code of Conduct, (b) noncompliance by any Seller at any time with any of the Purchase Documents, including the Factory Workplace Code of Conduct, must be reported immediately in writing by Buying Agent to Eddie Bauer, (c) Buying Agent shall take all appropriate steps to correct such noncompliance and confirm such correction to Eddie Bauer, and (d) if Buying Agent shall obtain notice of knowledge of any actual or alleged failure of any Seller to comply with the terms and provisions of the Purchase Documents (such as the Factory Workplace Code of Conduct), including such allegations that may be contained in any news media or any allegations made by factory workers, nongovernmental organizations or other persons or entities, Buying Agent shall immediately provide Eddie Bauer with an accurate and complete description thereof. Without limiting the foregoing, Buying Agent shall cooperate with and facilitate and, prior to finalizing any purchase order contract, inform Seller of its obligation to cooperate with and facilitate, inspections (including inspections without notice) of manufacturing facilities and other facilities as required by Eddie Bauer, including such inspections carried out by such persons, entities or organizations retained by Eddie Bauer to conduct such inspections or to whom Eddie Bauer has granted the right to conduct such inspections (as reflected in the Purchase Documents). By way of illustration, in the event that Eddie Bauer, as now or hereafter reflected in the Purchase Documents, has (or shall) become a member of a multi-party organization, such as the Fair Labor Association ("FLA"), Buying Agent shall cooperate with and facilitate (and cause Seller to cooperate with and facilitate) inspections (including inspections without notice) conducted by such third party organization, such as the FLA.

9. Compliance with Law. When acting as agent for Eddie Bauer or otherwise performing its obligations under this Agreement ("Agency Conduct"), Buying Agent shall comply with all applicable law, including (without limitation) the United States Foreign Corrupt Practices Act. Buying Agent hereby acknowledges that (a) this Agreement and the Purchase Documents imposed on Buying Agent and Seller obligations in addition to the obligations of Buying Agent and Seller under applicable law, and (b) consequently, the satisfaction of obligations imposed on Buying Agent or Seller by applicable law are not sufficient to satisfy the additional obligations of Buying Agent or Seller under this Agreement or the Purchase Documents, including Eddie Bauer's policies and requirements contained therein. This Agreement and the Purchase Documents are not intended to limit or diminish Buying Agent's obligations under applicable law. With respect to Agency Conduct, applicable law shall mean any law applicable in any country, including any political subdivision thereof, (a) in which the Buying Agent is deemed to conduct business

ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.

on behalf of Eddie Bauer, or (b) that asserts jurisdiction over any aspect of Agency Conduct. With respect to Product, applicable law shall include the applicable law of the country in which the Product (or any portion thereof) is made, manufactured, processed, assembled, labeled, or shipped from and the law of the Country of Import. Eddie Bauer shall comply with applicable law in connection with conduct governed by this Agreement.

10. Confidential Information.

      10.1 Information shall be deemed proprietary or confidential if (a) it is considered by Eddie Bauer to be proprietary or confidential and Buying Agent knows or has reason to know that Eddie Bauer considers it to be proprietary or confidential, or (b) it is the type of information that is treated as proprietary or confidential by regional or national retailers in the United States. Without limiting the foregoing, any information concerning the design, specifications, or manufacture of Product, the contents of the Purchase Documents, including the VCM, merchandising or other retail strategies, including cost and pricing data, and customer lists shall be conclusively deemed to be proprietary or confidential. Any and all information disclosed by Eddie Bauer that is proprietary or confidential and is disclosed in any manner (and regardless of whether such information is specifically labeled as such) is considered confidential information, unless such information falls within the exceptions set forth below (hereinafter "Confidential Information").

      10.2 Buying Agent agrees to hold any Confidential Information disclosed to it in confidence, to cause its employees, agents or other third parties to hold such Confidential Information in confidence, and to use its best efforts (and, in all events, no less than the same standard of care and procedures used to protect its own proprietary and confidential information) to protect the confidential nature of the Confidential Information. Buying Agent shall not disclose Confidential Information to others or use it for purposes other than to perform its obligations under this Agreement.

      10.3 Buying Agent agrees to limit disclosure of Confidential Information to those employees or agents necessary for the performance of Buying Agent's obligations hereunder and only to such employees and agents who have agreed to be bound by the obligations herein.

      10.4 Buying Agent hereby acknowledges that it is aware, and agrees that it will advise all of those persons who are involved in the performance of Buying Agent's obligations hereunder, that applicable law, including securities laws, may prohibit any person who has received material, non-public information concerning Eddie Bauer (including information about Eddie Bauer or its business that is not generally available to the public) from purchasing or selling securities of Eddie Bauer while in possession of such non-public information, and from communicating that information to any other person who may purchase or sell securities of Eddie Bauer or who may otherwise violate such laws by the use or communication thereof. Buying Agent specifically acknowledges these obligations and agrees to be bound thereby.

      10.5 Confidential Information shall not include any information which (a) was publicly available at the time of disclosure; (b) became publicly available after disclosure without breach of this Agreement by the Buying Agent; (c) was in Buying Agent's possession prior to disclosure, as evidenced by Buying Agent's written records, and was not the subject of an earlier confidential relationship with Eddie Bauer; (d) was rightfully acquired by Buying Agent after disclosure by Eddie Bauer from a third party who was lawfully in possession of the information and was under no obligation to Eddie Bauer to maintain its confidentiality; (e) is independently developed by Buying Agent's employees or agents who have not had access to the Confidential Information; or (f) is required to be disclosed by the Buying Agent pursuant to judicial order or other compulsion of law, provided that Buying Agent shall provide to Eddie Bauer prompt notice of such order and comply with any protective order imposed on such disclosure.

      10.6 At any time requested by Eddie Bauer, Buying Agent shall return or destroy all documents, samples or other materials embodying Confidential Information, shall retain no copies thereof, and shall certify in writing that such destruction or return has been accomplished.

11. Certain Alleged Rights in Work. Buying Agent agrees that all services provided by Buying Agent, including any matters resulting therefrom and anything performed, contributed, or prepared by Buying Agent or its employees or agents pursuant to this Agreement, all patents, copyrights, trade marks, trade secrets and other proprietary rights, together with equivalent rights in or based on such works (the "Subject Work") have been specially ordered and commissioned by Eddie Bauer, shall be deemed works-made-for-hire from the moment of creation, and are and shall be the sole and exclusive property of Eddie Bauer. Without limiting the foregoing, Buying Agent, its employees and agents hereby sell, assign, transfer and convey the Subject Work and any improvements thereto, exclusively, irrevocably, and perpetually, together with all right, title, and interest throughout the world therein, including without limitation, the right to secure registrations, renewals, reissues, and extensions thereof. No rights of any kind related to the Subject Work are reserved to or by Buying Agent or shall revert to Buying Agent who expressly waives any rights of attribution or integrity. Buying Agent specifically agrees to obtain all appropriate releases and assignments necessary to convey to Eddie Bauer the rights described in this Section, including but not limited to, releases and assignments from its employees and agents. Buying Agent, its employees and agents agree to make full disclosure to Eddie Bauer concerning all Subject Work.

12. Term. This Agreement shall commence on the Effective Date listed above and shall remain in effect until (a) it is superseded by a subsequent agreement or
(b) it is terminated in writing by either party ("Termination Notice"). Except as expressly provided in this Agreement, any Termination Notice shall be effective sixty (60) days after receipt by the other party hereto. All Termination Notices will be sent by fax (with a follow-up copy by express courier) and deemed given upon delivery (or when delivery is refused) of the first of such notices to be delivered. Except in the case of a For Cause Termination, with respect to offers to purchase placed through the Buying Agent by Eddie Bauer and accepted by a Seller prior to the date on which a Termination Notice is received by the recipient, all rights and duties hereunder shall continue to apply thereto regardless of a Termination Notice given by either party. Except as otherwise stated in the previous sentence, in the event of any termination of this Agreement, Buying Agent has no further rights or remedies against Eddie Bauer, including any right to payment of or reimbursement for any costs, expenses, compensation or amount, including any amount on account of loss of employment or business, any efforts on behalf of Eddie Bauer ("Termination Compensation"). Notwithstanding any provision in this Agreement, in the event Buying Agent violates its obligations hereunder, Eddie Bauer may terminate the Agreement at any time effective immediately upon Buying Agent's receipt of the Notice of Termination ("For Cause Termination") and, in such event, Eddie Bauer shall have no obligation to Buying Agent, including any obligation for payment of any commission, fees, charges, or Termination Compensation. In the event that any of the following shall occur or be deemed by Eddie Bauer to be imminent: (a) Buying Agent ceases to conduct business, (b) there shall be a material change in Buying Agent's operations, such as a material reduction in the location of its operations or scale or scope of its services, (c) there shall be a material change in the identity of person(s) who assist Eddie Bauer within the Buying Agent's organization, or (d) control of the ownership interest or the sale of the majority of Buying Agent's assets shall occur, then, Eddie Bauer may terminate this Agreement, which termination shall be effective upon receipt of the Notice of Termination by Buying Agent ("Immediate Termination Not For Cause"), but such termination shall not be deemed a For Cause Termination. A termination of this Agreement shall not constitute a waiver of or serve to estop, modify or limit any right or remedy of Eddie Bauer against Buying Agent or Seller under this Agreement or applicable law. At any time, Eddie Bauer may elect to transact business with any other buying agent in addition to or in lieu of Buying Agent.

13. Changes. Any future amendments to this Agreement or waiver of the rights or remedies hereunder must be agreed to in a writing signed by both parties. Eddie Bauer may assign this Agreement upon notice thereof to Buying Agent. Except as provided in Exhibit A attached hereto, Buying Agent's interest in this Contract may not be assigned and its obligations hereunder may not be delegated without the written consent of Eddie Bauer.

14. Election of Remedies. In the event of a breach of this Agreement by Buying Agent, including any Subagent, Eddie Bauer shall be entitled to all rights and remedies contained in this Agreement or as otherwise provided under applicable law. To the greatest extent allowed under applicable law, all of Eddie Bauer's

ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.

remedies under this Agreement or applicable law shall be cumulative and the election of a particular remedy shall not preclude or limit Eddie Bauer from electing or relying upon any other such remedy.

15. Governing Law and Disputes. Without regard to any conflicts of law provisions, this Agreement shall, for all purposes, be governed by and be construed in accordance with the laws of the State of Washington; provided that the foregoing agreement concerning choice of law applicable to the construction of this Agreement shall not limit Buying Agent's obligation to comply with any other law applicable to the Agency Conduct or the Product. In the event of a dispute arising out of this Agreement (whether or not an action is commenced), the prevailing party in such dispute shall be entitled to recover from the other party its reasonable attorneys fees and costs (including, without limitation, expert fees) incurred in connection with such dispute. Buying Agent submits to the jurisdiction of a court of competent jurisdiction sitting in King County, Washington, U.S.A. in connection with any dispute arising out of this Agreement or matters related hereto, and, unless specifically waived in writing signed by Eddie Bauer, venue shall be proper in the event of such a dispute only in such a court. Except as otherwise expressly provided in this Agreement, no remedy or election made hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other rights and remedies of Eddie Bauer at law or under this Agreement.

16. Insolvency. In the event of any proceeding, whether voluntary or involuntary, in bankruptcy or insolvency, or a similar proceeding is instituted by or against any of the parties, including proceedings under the Bankruptcy laws of the United States or elsewhere, the bankruptcy, insolvency or receivership laws of any state of the United States or elsewhere or in the event of an appointment with or without consent to any receiver or assignee for the benefit of creditors, either party may, at its option if and to the extent allowed under applicable law, terminate this Agreement upon notice to the other party, which termination shall constitute a For Cause Termination.

17. Insurance. Buying Agent will maintain and provide Eddie Bauer with a certificate of insurance at all times during the term of this Agreement reflecting the following coverage: Commercial General Liability insurance (or similar coverage) with a minimum of $1,000,000 per occurrence and, if not covered by such Commercial General Liability insurance, coverage for Buyer's errors or omissions in performing its obligations hereunder, in an amount no less than $1,000,000 per applicable event. Eddie Bauer and its subsidiaries must be listed on all such policies as additional insureds (or similar applicable status) and the policies shall provide a waiver of subrogation in favor of Eddie Bauer and the certificate shall evidence such waiver. Compliance by a Seller with the covenants concerning insurance in the Purchase Documents and the compliance of Buying Agent with the covenants, representations and warranties concerning insurance contained in this Agreement shall not limit or affect Eddie Bauer's rights and remedies under this Agreement or applicable law. Without limiting the foregoing, the limits of liability of insurance procured by a Seller or Buying Agent shall not limit Buying Agent's liability under this Agreement or applicable law.

18. Miscellaneous.

      18.1 The invalidity or unenforceability of any provision in this Agreement shall not limit the enforcement of any other provision. This Agreement shall be binding upon and benefit the parties hereto, their personal representatives, successors and assigns. This Agreement contains the complete statement of the parties' agreement as of the date hereof with respect to any matter mentioned herein. No prior agreement, correspondence, negotiations or understanding pertaining to any such matter shall be effective to construe, interpret or modify the terms hereof. Whenever Eddie Bauer is entitled to approve or consent under this Agreement, it shall be entitled to withhold, provide and/or condition its approval or consent in its business judgment. No waiver of any right or remedy of Eddie Bauer shall be effective unless provided by Eddie Bauer in writing signed by Eddie Bauer's Authorized Officer. A waiver by Eddie Bauer or a failure by Buying Agent to perform one or more of any term or condition of this Agreement shall not constitute a waiver or excuse for nonperformance of any future performance pursuant to such term or condition and shall not constitute a waiver or excuse of nonperformance as to any other term or condition of the Agreement. If Eddie Bauer shall consent to or approve any conduct or condition, such consent or approval shall not be deemed to render unnecessary obtaining Eddie Bauer's consent or approval to any subsequent conduct or condition.

      18.2. This Agreement may be executed in counterparts. The parties specifically agree that facsimile signatures shall be effective to bind the parties hereto. Each person who executes this Agreement represents that he or she is duly authorized to execute this Agreement in the capacity signed below and, as such, to bind the principal, if any, on whose behalf the signatory signs this document.

      18.3 The parties recognize and agree that time is of the essence in the performance of Buying Agent's obligations under this Agreement. Without limiting any of Eddie Bauer's other remedies, Eddie Bauer may offset any amount owed to Eddie Bauer by Buying Agent (under this Agreement, another contract or applicable law) against any amount owed by Eddie Bauer to Buying Agent (under this Agreement, another contract or applicable law). Notwithstanding the foregoing and without limiting Eddie Bauer's other rights hereunder, if Buying Agent fails to perform any of its obligations under this Agreement, including failure of any aspect of the Product, including quantity or quality thereof, to comply with the Purchase Documents (which full and complete performance is an express condition to payment of any commission or other amount to Buying Agent), no commission (or other amount or compensation based on any theory whatsoever) shall be deemed due to Buying Agent and, if any such failure or breach is discovered after payment of the commission, the commission shall be immediately refunded upon demand.

      18.4 Article and section headings are not to be a part of this Agreement and shall not be used to interpret, limit or otherwise affect the meaning of this Agreement or any provision hereof. This Agreement shall be interpreted in accordance with the fair and reasonable meaning of the words of this Agreement and, in that connection, Buying Agent and Eddie Bauer respectively represent that it has been represented or has had the opportunity to be represented by its counsel in connection with the negotiation and execution of this Agreement and that each has become familiar with the provisions of this Agreement, which provisions have been fully negotiated between Eddie Bauer and Buying Agent. Eddie Bauer and Buying Agent agree that the provisions hereof are not to be construed either for or against either party as the drafting party.

      18.5 Whenever any conduct is prohibited by the terms of this Agreement, the Purchase Documents or applicable law, Buying Agent shall not directly or indirectly participate in, facilitate, allow, or fail to give prompt notice to Eddie Bauer of any conduct designed to achieve or cause the prohibited conduct in any way by or through any person or entity, including any Affiliate of any Seller or of Buying Agent. In order to ensure compliance with this Agreement and the Purchase Documents, Eddie Bauer shall be entitled to audit the records of the Buying Agent upon reasonable notice at any location(s) at which Buying Agent conducts or has conducted business and Buying Agent shall fully cooperate in such audit, including collecting such requested documents as Eddie Bauer shall request at the location specified for the audit.

      18.6 This Agreement is not intended to confer any rights or remedies upon any person or entity that is not a party hereto. Without limiting the foregoing, Seller is not a third party beneficiary of this Agreement and no obligation of Buying Agent hereunder shall modify Seller's obligations under the Purchase Documents or applicable law or limit Seller's obligation for any breach of the Purchase Documents or applicable law.

      18.7 Any representations, warranties or obligations of Buying Agent (whether express or implied) shall survive any inspection, testing, shipment, or acceptance of the Product, payment therefor, payment of any commission therefor and resale to Eddie Bauer's customers.

      18.8 Except as provided below, in performing its obligations under this Agreement, Buying Agent shall direct communication concerning any Purchase Documents or Product (or matters related to the foregoing) to the Eddie Bauer Buyer listed on the Purchase Documents (or such other person as such Buyer or other authorized representative of Eddie Bauer shall specify) at such place (or other contact information) as such Buyer (or other specified person) shall provide. Notwithstanding the foregoing, any notice or communication concerning the subject matter of this

ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.

            Agreement ("Changes") or any proposed change or exception to, or waiver of, any of Eddie Bauer's standard Purchase Documents, including the terms and conditions thereof, the Vendor Compliance Manual, and Eddie Bauer's other policies, requirements or procedures ("Deviations") shall be sent to Eddie Bauer's Authorized Officer at Eddie Bauer's address listed below or such other address as Eddie Bauer shall hereafter specify. Buying Agent acknowledges that no Changes or Deviations may be made except in writing (including email) by Eddie Bauer's Authorized Officer.

      18.9 In the event that Eddie Bauer shall institute any communication or other system, including electronic data interchange (EDI), related to the purchase of Product or any matters described or referenced in the Purchase Documents, at Buying Agent's sole cost and expense, Buying Agent shall acquire, install and maintain in good operating condition any such hardware, software and other items as are necessary to effectively participate in and facilitate communication related thereto. Without limiting the foregoing, Buying Agent shall use its best efforts to maintain continuous email communication with Eddie Bauer.

      18.10 Notices given pursuant to this Agreement to Buying Agent shall be provided to Buying Agent's address listed above unless and until such different address is provided by Buying Agent to Eddie Bauer's Authorized Officer in writing. Without limiting the other provisions hereof, all notices given pursuant to this Agreement shall be in writing and deemed received upon delivery to or receipt by the addresse or when delivery is declined.

19. Exhibits. The exhibits, if any, listed on the List of Exhibits (below) are incorporated herein.

20. Execution. This Agreement shall not be valid unless and until it is executed by all parties listed below and Buying Agent's executed version is delivered to Eddie Bauer.

List of Exhibits:

EXHIBIT A

Eddie Bauer, Inc.

By: /s/ Barbara Caalim
-------------------------------------------------------------------
Barbara Caalim, VP Global Sourcing and Supply Chain Operations

15010 NE 36th Street
Redmond, WA 98052
U.S.A.

Eddie Bauer International (Americas), Inc.

By: J. K. Tulleners
-------------------------------------------------------------------
Name Printed/Typed: J. K. Tulleners
Title: Managing Director

                                       7